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                                                                      EXHIBIT 11

                              MERRILL CORPORATION
                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

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
                                                              THREE MONTHS                   NINE MONTHS
                                                           ENDED OCTOBER 31,              ENDED OCTOBER 31,
                                                      ----------------------------  -----------------------------
                                                          1995           1994           1995            1994
                                                      -------------  -------------  -------------  --------------
Primary:
  Net income........................................  $   3,035,377  $   2,204,864  $   7,825,211  $   11,299,777
                                                      -------------  -------------  -------------  --------------
                                                      -------------  -------------  -------------  --------------
  Weighted average number of common shares
   outstanding during the period....................      7,789,228      7,590,856      7,724,885       7,559,390
  Add common equivalent shares relating to
   outstanding options to purchase common stock
   using the treasury stock method..................        183,186        381,421        222,948         469,309
                                                      -------------  -------------  -------------  --------------
      Weighted average number of common and common
       equivalent
       shares outstanding...........................      7,972,414      7,972,277      7,947,833       8,028,699
                                                      -------------  -------------  -------------  --------------
                                                      -------------  -------------  -------------  --------------
Primary income per common share.....................      $.38           $.28           $.98           $1.41
                                                      -------------  -------------  -------------  --------------
                                                      -------------  -------------  -------------  --------------

Fully diluted:
  Net income........................................  $   3,035,377  $   2,204,864  $   7,825,211  $   11,299,777
                                                      -------------  -------------  -------------  --------------
                                                      -------------  -------------  -------------  --------------
  Weighted average number of common shares
   outstanding during the period....................      7,789,228      7,590,856      7,724,885       7,559,390
  Add common equivalent shares relating to
   outstanding options to purchase common stock
   using the treasury stock method..................        183,077        381,380        228,685         469,203
                                                      -------------  -------------  -------------  --------------
      Weighted average number of common and common
       equivalent
       shares outstanding...........................      7,972,305      7,972,236      7,953,570       8,028,593
                                                      -------------  -------------  -------------  --------------
                                                      -------------  -------------  -------------  --------------
Fully diluted income per common share...............      $.38           $.28           $.98           $1.41
                                                      -------------  -------------  -------------  --------------
                                                      -------------  -------------  -------------  --------------
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